SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT, dated as of September 10th, 2007 (this “Agreement”), is entered into by and among Norman Farrar, an individual (“Farrar”) the “Seller”), PurFusion Group of Companies, Inc., (“PGCI”) a Canadian corporation (the “Company”) and its wholly-owned subsidiaries PurFusion, Inc. (“PI”) and PurFusion Worldwide, Inc. (“PFW”), and Sovereign Research, LLC, a Florida limited liability company (the “Purchaser”).  The foregoing parties are sometimes referred to hereinafter collectively as the “Parties.”

RECITALS:

WHEREAS, the Seller collectively own 100 shares of the $1.00 par value common stock (“Common Stock”) of the Company (the “Shares”), with such Shares representing 100% of the issued and outstanding capital stock and voting equity of the Company;

WHEREAS, in connection with and as a condition of this Agreement, Farrar and the Company shall enter into an Employment Agreement, of even date herewith (the “Employment Agreement”); and

WHEREAS, in connection with and as a condition of this Agreement PGCI shall be the exclusive sales and marketing arm for 247MGI, Inc. (“247MGI”) & Subs exclusive of any and all financial media related products; and

WHEREAS, the Seller wish to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Shares, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the mutual promises, covenants, and conditions herein contained, the Parties hereby agree as follows:

AGREEMENT:

1.           Incorporation of Recitals.  The foregoing Recitals are incorporated herein by this reference.

2.           Sale and Purchase of the Shares.  Subject to the terms and conditions hereof, at the Closing, the Seller agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Shares, for an aggregate purchase price of $180,000 in cash (the “Purchase Price”).  The Shares shall be transferred and delivered to the Purchaser in the form of one stock certificates against the payment of the Purchase Price to the Seller made by wire transfer(s) in immediately available funds on the Closing Date to one or more U.S. accounts designated in writing by the Seller at least two business days prior to the Closing Date.  Purchaser has agreed to infuse PGCI with $25,000 within 10 business days from the signing of the Stock Purchase Agreement which is to be executed on Monday September 10, 2007.  It is further understood that any money loaned against the purchase price shall be deducted from the total mount to be paid by Purchaser once the audit has been delivered.  Furthermore it is agreed to that if for any reason PGCI or Norman Farrar (NF) do not execute the agreements then the advanced funds shall become a demand Note owed by PGCI and NF.  If Purchaser chooses not to move forward with the agreement then the funds shall become a Note owed by PGCI.  The Seller shall receive 35% of the 31,594,890 issued and outstanding common stock of 247MGI upon executing the Stock Purchase Agreement listed above.  The shares shall bear a restrictive legend and will be delivered to NF upon completion of the audit for PGCI and the signing of the Final Agreement with Ross McCullough

3.           Closing.
3.1           The purchase and sale of the Shares (the “Closing”) shall take place at the offices of the Purchaser, located at 1007 N. Federal Highway, Suite D-6, Ft. Lauderdale, FL 33304, at 10:00 a.m., Eastern Standard Time, on September 10, 2007, or such other date and time as the Parties may mutually agree (the “Closing Date”), upon satisfaction of the closing conditions set forth in Section 6 of this Agreement.  The closing is subject to delivery of audited financial statements.

3.2           From time to time after the Closing, and without further consideration, the Seller shall execute and deliver such other instruments of transfer and take such other actions as the Purchaser may reasonably request in order to more effectively transfer the Shares to the Purchaser and to otherwise consummate the transactions contemplated by this Agreement.

4.           Representations and Warranties of the Seller and the Company.  Each of the Seller and the Company hereby jointly and severally represents and warrants to the Purchaser as follows:

4.1           Authorization.  All action on the part of the Seller necessary for the authorization, execution, and delivery of this Agreement and the performance of the Seller obligations hereunder at the Closing has been taken or will be taken prior to the Closing, and this Agreement shall constitute the valid and legally binding obligation of the Seller, enforceable in accordance with its terms except as limited by the effect of bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to or affecting the rights of creditors generally and by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2           Ownership and Title of Shares.  The Shares, when sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.  The Seller collectively own, beneficially and of record, good and marketable title to the Shares, free and clear of all security interests, liens, adverse claims, encumbrances, proxies, options, or stockholders' agreements.  At the Closing, the Seller will convey to the Purchaser good and marketable title to the Shares, free and clear of any security interests, liens, adverse claims, encumbrances, proxies, options, or stockholders' agreements.

4.3           Organization and Good Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of Canada, with full corporate power and authority to own, lease, and operate its business and properties, and fully qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material or adverse effect on the Company.

4.4           Capitalization.  All of the issued and outstanding shares of the Company’s Common Stock were duly authorized for issuance and are validly issued, fully paid, and non-assessable. The authorized capital stock of the Company consists of 1,000 shares of Common Stock, par value $1.00 per share, of which 100 shares are and will be issued and outstanding at the Closing (the “Company Shares”).  All of the Company Shares are duly authorized, validly issued, fully paid, and non-assessable, and have not been issued in violation of any preemptive right of stockholders.  The Company Shares are not, and those shares of Common Stock when issued in accordance with the terms hereof will not be, subject to any preemptive or subscription right.  There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment, or other right of any character obligating or entitling the Company to issue, sell, redeem, or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for the common or preferred stock of the Company, nor has the Company or any of its agents orally agreed to issue any of the foregoing.  There are no declared or accrued unpaid dividends with respect to any shares of the Company’s Common Stock.  There are no agreements, written or oral, between the Company and any of its shareholders, or among any of the Company’s shareholders relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition, registration under the Securities Act, or voting of the capital stock of the Company. There are no outstanding Company Shares that are subject to vesting. The Company has no other capital stock authorized, issued, or outstanding.

4.5           No Assets, Liabilities, or Obligations.  At the Closing: (a) the Company shall not have any assets of any kind except for those set forth in Schedule 4.6(a) attached hereto; (b) neither the Company, the Seller, nor any other person or entity, shall be in breach or in default under any contract, agreement, arrangement, commitment, or plan to which the Company is a party, and neither the Seller nor the Company shall have received any notice of default under any contract, agreement, arrangement, commitment, or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the Closing Date; (c) no event or action shall have occurred, shall be pending, or shall have been threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a breach or default by the Company or, to the Seller’ knowledge, any other person or entity; and (d) the Company shall have no liabilities or obligations whatsoever, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted, or otherwise, whether or not such liabilities or obligations are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles except for those set forth in Schedule 4.6(b) attached hereto.

4.6           No Conflicts or Defaults.  Neither the execution and delivery of this Agreement by the Seller and the Company nor the consummation by the Seller of the transactions contemplated hereby, nor compliance by the Seller with any of the provisions hereof, will: (a) contravene the Articles of Incorporation or Bylaws, as amended, of the Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation to which either of the Seller or the Company is a party, or by which the Company or its property may be bound, (c) violate any judgment, order, writ, injunction, decree, statute, rule, or regulation applicable to either of the Seller or the Company, or (d) give rise to any cause of action to any party, or result in the creation of, or give any party the right to create, any lien, charge, encumbrance, or any other right that is adverse to any interest of the Company.

4.7           Financial Statements.  No later than two business days prior to the Closing, the Seller or the Company shall provide the Purchaser with the Company’s audited financial statements for the fiscal years ended December 2005 and December 2006, and the Company’s unaudited interim financial statements for the period ending August 30, 2007 (collectively, the “Financial Statements”).  The Financial Statements shall have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  The Purchaser shall have no obligation to consummate the transactions contemplated herein if the Purchaser has not received the Financial Statements at least two business days prior to the Closing.

4.8           Events Subsequent to Financial Statements.  Except as reflected in the Financial Statements: (a)the Company has not failed to pay and discharge its current liabilities in the ordinary course of business consistent with past practice; (b) the Company has not incurred any indebtedness or liability or assumed any obligations; (c) the Company has not waived or released any right of any material value; (d) the Company has not paid any compensation or benefits to officers or directors of the Company; (e) the Company has not made or authorized any amendment in the Articles of Incorporation or Bylaws of the Company, other than such amendments previously disclosed to Purchaser in writing; and (f) there has been no material or adverse change in the condition (financial or otherwise) of the properties, assets, liabilities, or business of the Company.

4.9           Taxes.  The Company has filed all United States federal, state, county, local and foreign, national, provincial and local tax returns and reports which were required to be filed on or prior to the Closing Date in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established.  All such tax returns and reports filed on or prior to the Closing Date have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete in all respects.  The amount shown on the Company’s most recent balance sheet as provision for taxes is sufficient in all material respects to pay all accrued and unpaid federal, state, local and foreign Taxes for the period then ended and all prior periods.  No tax return or tax return liability of the Company has been audited or, is presently under audit.  The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest).  There are no claims pending or, to the knowledge of the Seller or the Company, threatened, against the Company for past due Taxes.  All payments for withholding taxes, unemployment insurance, and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Financial Statements.  All such amounts and penalties are set forth in the Company’s balance sheet.  Purchaser has agreed to contribute up to $20,000 for extra taxes that maybe imposed on NF for executing the agreements outlined above.  This amount shall be over and above any and all tax loss carry forwards that maybe used to offset any potential tax liability

4.10           Real Property.  The Company does not own or lease any real property, and shall not own or lease any real property on the Closing Date.

4.11           Compliance.

(a)           The Company is not conducting its business or affairs in violation of any applicable federal, state, or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers.  The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process, or requirement.

(b)           The Company is in compliance with all applicable federal, state, local, and foreign laws and regulations.  There are no claims, notices, actions, suits, hearings, investigations, inquiries, or proceedings pending or, to the knowledge of the Seller or the Company, threatened against the Company, and there are no past or present conditions that the Seller or the Company have reason to believe are likely to give rise to any material liability or other obligations of the Company under any circumstances.

4.12           Permits and Licenses.  The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals, and other authorizations as are reasonably necessary to conduct its business and to own, lease, use, operate, and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially or adversely affect the Company.  The Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state, or local agency or other regulatory body, the failure of which to obtain would materially or adversely affect its business.

4.13           Litigation.

(a)           There is no claim, dispute, action, suit, inquiry, proceeding, or investigation pending or, to the knowledge of the Seller or the Company, threatened against or affecting the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement or any ancillary agreement or instrument hereto, at law or in equity or admiralty or before any federal, state, local, foreign, or other governmental authority, board, agency, commission, or instrumentality, nor has any such claim, dispute, action, suit, proceeding, or investigation been pending or threatened, during the 12 month period preceding the date hereof.

(b)           There is no outstanding judgment, order, writ, ruling, injunction, stipulation, or decree of any court, arbitrator, or federal, state, local, foreign, or other governmental authority, board, agency, commission, or instrumentality, against or affecting the business of the Company.

(c)           The Company has not received any written or verbal inquiry from any federal, state, local, foreign, or other governmental authority, board, agency, commission, or instrumentality concerning the possible violation of any law, rule, or regulation.

4.14           Consents.  All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations, or filings with any U.S., federal or state, governmental authority on the part of the Seller or the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to, and shall be effective as of, the Closing Date.  All third party consents, approvals, orders or authorizations required to be obtained by the Seller or the Company in connection with the consummation of the transactions contemplated herein have been obtained prior to, and shall be effective as of, the Closing Date.

4.15           Patents, Trademarks, and Intellectual Property Rights.  On or prior to the Closing Date, the Company shall not own or possess any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s), or proprietary rights of any nature.  The business conducted by the Company has not and will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, mask-works, licenses, trade secrets, processes, data, know-how, or other intellectual property rights of any other person or entity.

4.16           Brokers and Finders.  The Purchaser shall not be obligated to pay any commission, brokerage fee, or finder’s fee based on any alleged agreement or understanding between the Sellers or the Company and a third person in respect of the transactions contemplated hereby.  The Sellers hereby agree to indemnify the Company and Purchaser against any claim by any third person for any commission, brokerage fee, finder's fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Sellers or the Company and such third person, whether express or implied from the actions of the Sellers or the Company.

4.17           Affiliate Transactions.  With the sole exception of the ancillary agreements hereto, neither the Company nor any officer, director, or employee of the Company (or any of the relatives or affiliates of any of the aforementioned persons) is a party to any agreement, contract, commitment, or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used by or necessary to the Company which will subject the Company to any liability or obligation from and after the Closing Date.

4.18           Books and Records.  Copies of the Company’s Articles of Incorporation, Bylaws, other governing documents, agreements, correspondence, and various other corporate records previously forwarded by the Seller to Purchaser prior to the Closing Date, are true, correct, and complete.  The minute books of the Company as forwarded to Purchaser contain true and complete records of all meetings and consents in lieu of meetings of the Company’s Board of Directors (and any committees thereof), similar governing bodies, or shareholders since the time of the Company’s organization.

4.19           No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Seller or the Company to arise, between the accountants and lawyers presently or previously employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers.

4.20           Environmental Matters.  The Company has never: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied, or leased; or (ii) illegally released any material amount of any substance that has been designated by any governmental entity or by applicable foreign, federal, state, or local law to be radioactive, toxic, hazardous, or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws), but excluding office and janitorial supplies properly and safely maintained.

4.21           No Unlawful Actions.  Neither the Seller nor the Company, or, to the knowledge of the Seller, any person acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company has not, directly or indirectly, while acting on behalf of the Company: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment or committed any unlawful act.

4.22           Schedules.  All lists or other statements, information, or documents set forth in, attached to any Schedule provided pursuant to this Agreement, or delivered hereunder shall be deemed to be representations and warranties by the Seller and the Company with the same force and effect as if such lists, statements, information, and documents were set forth herein, and such representations and warranties shall survive with full force and effect after the Closing Date.

4.23           Disclosure.  The representations and warranties and statements of fact made by the Seller and the Company in this Agreement are accurate, correct, and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

5.           Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Seller and the Company as follows:

5.1           Organization and Good Standing. The Purchaser is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of Florida with all requisite: (i) limited liability company power and authority to execute, deliver and perform this Agreement, to make the representations, warranties, and agreements specified herein, and to consummate the transactions contemplated herein, including, without limitation, the purchase of the Shares, and (ii) right and power to purchase the Shares.

5.2           Investment and Related Representations.

5.2.1                      Shares as “Restricted” Securities.  The Purchaser and Seller are aware that neither the Shares nor the offer or sale thereof to the Purchaser or Seller have been registered under the Securities Act, or under any foreign or state securities law.  The Purchaser and Seller acknowledge that the Shares are being offered pursuant to certain exemptions from Section 5 of the Securities Act for offers and sale of securities not involving an issuer, underwriter, or dealer.  The Purchaser and Seller understand that the Shares are “restricted” securities under U.S. federal securities laws inasmuch as they are being acquired from an affiliate of the issuer and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  The Purchaser and Seller represent that it is familiar in general with Rule 144 under the Securities Act (which provides generally for a one year holding period and limitations on the amount of “restricted” securities that can be sold in compliance with the rule upon completion of the holding period), and understands the resale limitations imposed thereby and by the Securities Act.  The Purchaser and Seller understand that each certificate representing the Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend that may now or hereafter be required by applicable state law):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN FULL COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SOLD IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT.”

The Purchaser and Seller agree that they will not sell any portion of the Shares except pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act.

5.2.2                      Investment Representation.  The Shares are being acquired by the Purchaser and Seller pursuant to this Agreement for investment and not with a view to the public resale or distribution thereof unless pursuant to an effective registration statement or exemption under the Securities Act.

5.2.3                      No Public Solicitation.  The Purchaser and Seller are acquiring the Shares after private negotiation and has not been attracted to the acquisition of the Shares by any press release, advertising, or publication.

5.2.4                      Investor Sophistication and Ability to Bear Risk of Loss.  The Purchaser and Seller acknowledge that the Purchaser and Seller are able seperately to protect the Purchaser’s and Seller’s interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in the Purchaser’s or Seller’s financial condition.  The Purchaser and Seller otherwise have such knowledge and experience in financial or business matters such that the Purchaser and Seller are each capable of evaluating the merits and risks of the investment in the Shares.

6.           Conditions to Closing.

6.1           Conditions to Obligations of the Purchaser.  The obligations of the Purchaser under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries.  At the Closing, the Seller shall have delivered or caused to be delivered to the Purchaser the following:

(i)	this Agreement, duly executed by the Seller and the Company;

(ii)	one or more certificates representing the Shares, accompanied by duly endorsed stock powers, with signature medallion guaranteed, in form and substance satisfactory to the Purchaser;

(iii)
written resignations of all officers and directors of the Company in office immediately prior to the Closing (with the exception of Farrar), and proper and valid board resolutions electing Matthew P. Dwyer as Director;

(iv)	the Financial Statements, no later than two business days prior to the Closing;

(v)
247MGI shall offer to Norman Farrar a seat on its Board of Directors and the Position of President of 247MGI.  It is understood that the offer of these positions does not have an expiration date, but it is mutually agreed to all parties that Norman Farrar shall take these positions once 247 MGI can provide assurances that Norman Farrar is shielded from any on going legal matters that 247MGI may have.  It is further agreed that if another qualified candidate for President arises and Norman Farrar does not take the position it maybe offered to the other candidate.

(vi)	the duly executed Employment Agreement, of even date herewith, by and among Norman Farrar and the Company; and

(vii)	such other documents as the Purchaser or its counsel may reasonably request in connection with the transactions contemplated hereby.

(b)           Truthfulness and Accuracy of Representations and Warranties.  The representations and warranties of the Seller and the Company contained herein, including those contained in any schedules and exhibits attached hereto, shall be true in all material respects at the Closing, with the same effect as though made at such time.  The Seller and the Company shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by him at or prior to the Closing.

(c)           Cancellation.  If any of the conditions specified in this Section 6.1 shall not have been fulfilled when and as required by this Agreement, or if any of the opinions, certificates, and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Purchaser or its counsel, this Agreement and all the Purchaser’s obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser.  Notice of such cancellation shall be given to the Company and the Seller pursuant to Section 8.6 herein.

6.2           Conditions to Obligations of the Seller and the Company.  The obligations of the Seller and the Company under this Agreement shall be subject to each of the following conditions:

(a)           Closing Deliveries.  At the Closing, the Purchaser shall have delivered or caused to be delivered to the Seller and/or the Company the following:

(i)	this Agreement, duly executed by the Purchaser;

(ii)	the Purchase Price by wire transfer to the accounts designated by the Seller pursuant to their written instructions; and

(iii)	such other documents as the Seller or their counsel may reasonably request in connection with the transaction contemplated hereby.

(b)           Truthfulness and Accuracy of Representations and Warranties.  The representations and warranties of the Purchaser contained herein shall be true in all material respects at the Closing, with the same effect as though made at such time.  The Purchaser shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c)           Cancellation.  If any of the conditions specified in this Section 6.2 shall not have been fulfilled when and as required by this Agreement, this Agreement and the Seller’ and the Company’s obligations hereunder may be canceled at, or at any time prior to, the Closing Date by the Seller or the Company.  Notice of such cancellation shall be given to the Purchaser pursuant to Section 8.6 herein.

7.           Indemnification.

(a)           Each of the Seller on the one hand and the Purchaser on the other hand hereby agrees to indemnify and hold harmless the other and each of the other’s affiliates and each of their respective officers, directors, partners, members, managers, shareholders, employees, and agents from and against any and all losses, claims, damages, judgments, penalties, liabilities, and deficiencies, and agrees to reimburse the other for all reasonable out-of-pocket expenses (including reasonable fees and expenses of legal counsel), in each case promptly as incurred by the other, to the extent arising out of or in connection with: (i) any material misrepresentation or material breach of any of the other’s representations or warranties contained in this Agreement; (ii) any failure by the other to perform any of its covenants, agreements, undertakings, or obligations set forth in this Agreement or any ancillary agreement hereto, or (iii) any operations of the Company or transactions involving the Company occurring, in the case of indemnification by the Seller, on or prior to the Closing Date, or in the case of indemnification by the Purchaser, after the Closing Date.

(b)           Each of the Seller agrees to indemnify the Purchaser against any and all debts, liabilities, and obligations of the Company (whether contingent or otherwise) existing or arising on or before the Closing Date which were not disclosed to the Purchaser in writing prior to the Closing Date.  Each of the Seller hereby agrees to indemnify Purchaser against any claim by any third person for any commission, brokerage fee, finder's fee, or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Seller or the Company and such third person, whether express or implied from the actions of the Seller or the Company.  Following the Closing, the Seller agree to pay any and all such undisclosed pre-existing debts, liabilities, and obligations when and as such liabilities and obligations are discovered or become due, upon demand made by the Purchaser.

8.           Miscellaneous.

8.1           Cumulative Remedies.  Subject to Section 7 herein, any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulative and not alternatively.

8.2           Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto will bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not.

8.3           Severability.  If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, and the Parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction.  It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void, or unenforceable.

8.4           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

8.5           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by each Party hereto.  This Agreement constitutes the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, and representations pertaining to the subject matter hereof, whether oral or written.  The Parties hereby mutually agree and stipulate that this Agreement is the result of negotiations between the Parties and terms hereof are negotiated terms. Accordingly, any rules of interpretation, construction, or resolving ambiguity against the drafter that may otherwise apply, shall not apply hereto.

8.6           Notices.  Any approvals, consents or notices required or permitted to be sent or given shall be delivered in writing personally or mailed, certified mail, return receipt requested, to the following addresses and shall be deemed to have been received within five days after such mailing:

If to the PURCHASER:	Sovereign Research, LLC Attn.: Mr. Matthew Dwyer 1007 N. Federal Highway, Suite D-6 Ft. Lauderdale, FL 33304

If to the COMPANY:	PurFusion Group of Companies, Inc. 27 Previn Court Alliston, ON L9R 1N8

If to FARRAR:	27 Previn Court Alliston, ON L9R 1N8

8.7           Litigation Costs.  If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions thereof, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

8.8           Entire Agreement.  This Agreement and the other agreements specifically referred to herein constitute the entire agreement and understanding of the Parties with respect to the subject matter thereof, and supersede all prior and contemporaneous agreements and understandings.

8.9           Governing Law, Jurisdiction, and Service of Process.  This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of Florida, without regard to the conflict of law principles thereof.  Any action brought under this Agreement shall be brought in a state or federal court having competent subject matter jurisdiction and located in the City of Ft. Lauderdale in accordance with the applicable procedure therefor.  Each Party hereby consents to and confers personal jurisdiction over such Party by any such court and agrees that each Party may validly effect service of process upon the other by mailing a copy of said process to such Party at the addresses set forth in Section 8.6 hereof, as applicable.  In any action hereunder, each Party waives the right to demand a trial by jury.

8.10           Injunctive Relief.  The Parties agree that a breach of this Agreement may cause the Purchaser irreparable harm for which monetary damages are not adequate.  In addition to all other available legal remedies, the Purchaser shall have the right to injunctive relief to enforce this Agreement.

 [Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties to this Agreement has executed or caused this Agreement to be executed as of the date first above written.

“PURCHASER”                                                                           SOVEREIGN RESEARCH, LLC

By:  /s/Matthew P. Dwyer
                                        Matthew P. Dwyer, Managing Member

“COMPANY”	PURFUSION GOUP OF

COMPANIES, INC.

By:  /s/Norman Farrar
                                        Norman Farrar, Chief Executive Officer

“FARRAR”

By:  /s/Norman Farrar
                                        Norman Farrar